UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2005

CLINICAL DATA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12716	04-2573920
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

One Gateway Center, Suite 411, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 527-9933

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

At a special meeting of the stockholders in lieu of annual meeting of the stockholders of Clinical Data, Inc. (the “Company”), which was convened on October 6, 2005 (the “Special Meeting”), the Company’s stockholders approved the adoption of the Clinical Data, Inc. 2005 Equity Incentive Plan (the “2005 Plan”). The Company’s existing 2002 Incentive and Stock Plan will remain in effect, and the remaining shares will continue to be available for future awards under that plan. Under the 2005 Plan, 1,000,000 shares of the Company’s common stock, par value $.01 per share, are reserved for long-term incentive awards that may consist of stock options, stock appreciation rights, restricted stock, restricted stock units, and other types of equity-based compensation. Employees, consultants and directors are eligible to receive awards under the plan, but only employees will be eligible to receive awards consisting of incentive stock options. No recipient may receive awards representing more than 150,000 shares of common stock in any taxable year.

The 2005 Plan will be administered by the Compensation Committee of the Company’s board of directors, which committee will determine the amount, terms and timing of any awards granted under such plan. The 2005 Plan sets forth certain vesting and performance criteria that may be used by the committee in setting the terms of any award granted. No awards may be granted under the 2005 Plan after July 27, 2015.

The foregoing description of the 2005 Plan is not complete and is qualified in its entirety by reference to the 2005 Plan, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On October 6, 2005, in connection with the Merger (defined below), the Company entered into a letter agreement (the “Letter Agreement”) with Xmark Opportunity Fund, Ltd., Xmark Opportunity Fund, L.P. and Xmark JV Investment Partners, LLC, (collectively, “Xmark”), the holder of senior secured notes in the aggregate principle amount of approximately $4.5 million issued by Genaissance and its wholly-owned subsidiary Lark Technologies, Inc. (“Lark”), as more fully described in Item 2.03 below, which description is incorporated by reference into this item in its entirety.

The foregoing description of the Letter Agreement is not complete and is qualified in its entirety by reference to the Letter Agreement, which will be filed with the Company’s next periodic report on Form 10-Q filed with the SEC.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On October 6, 2005, after receipt of shareholder approval at the Special Meeting, Safari Acquisition Corp. (“Safari”), a wholly owned subsidiary of the Company, was merged with and into Genaissance Pharmaceuticals, Inc. (“Genaissance”), with Genaissance surviving as a wholly-owned subsidiary of the Company (the “Merger”). The Merger was consummated pursuant to the Agreement and Plan of Merger dated as of June 20, 2005, by and among the Company, Safari and Genaissance, as amended by the First Amendment to Agreement and Plan of Merger, dated as of July 28, 2005 (collectively, the “Merger Agreement”).

In the Merger, each share of Genaissance common stock outstanding at the effective time of the Merger was converted into the right to receive 0.065 (the “Exchange Ratio”) shares of the Company’s common stock. As a result, the Company issued approximately 2,297,652 shares of its common stock in exchange for all of the outstanding Genaissance common stock in the Merger, not including shares of the Company’s common stock to be issued upon exercise of assumed options and warrants. The Merger Agreement also provided that the holder of all of Genaissance preferred stock receive 1.052326 shares of newly issued, unregistered shares of series A preferred stock of the Company in exchange for each share of its Genaissance preferred stock. The Company issued 484,070 shares of its series A preferred stock in the Merger to the preferred holder. In addition, the Company assumed all outstanding Genaissance stock options and warrants to acquire Genaissance common stock at the effective time of the Merger, and each such stock option and warrant is now exercisable for a number of shares of the Company’s common stock, and at an exercise price, adjusted to reflect the Exchange Ratio. The Company will issue up to approximately 767,261 shares of its common stock if all of the assumed stock options and warrants are exercised in the future.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibits 2.1and 2.2 hereto and is incorporated herein by reference. The Merger Agreement has been included to provide information regarding its terms. It is not intended to provide any other factual information about the Company. Such information can be found elsewhere in this Form 8-K and in the other public filings the Company makes with the SEC, which are available without charge at www.sec.gov. A copy of the press release dated October 6, 2005, announcing the completion of the Merger is attached as Exhibit 99.2 hereto and incorporated by reference herein.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As a result of the effectiveness of the Merger, the Company, through its wholly-owned subsidiaries Genaissance and Lark (collectively, the “Co-Borrowers”), assumed senior secured notes in the aggregate principal amount of approximately $4.5 million (collectively, the “Notes”) in favor of Xmark.

Pursuant to the terms of a Purchase Agreement dated April 21, 2005 (the “Purchase Agreement”), among the Co-Borrowers and Xmark, the Co-Borrowers sold the Notes to Xmark, together with warrants (the “Warrants”) to purchase a total of 2,000,000 shares of Genaissance’s common stock, at an exercise price of $2.25 per share (the “Warrant Shares”), on an unexchanged basis. As a result of the Merger, the Warrants will be exchanged by the Company and such exchanged Warrants shall represent the right to receive 130,000 shares of the Company’s common stock at an exercise price of $28.00 per share, which exercise price was adjusted as more fully described herein.

The entire unpaid principal amount of the Notes and any accrued and unpaid interest thereon will be due and payable in full in cash on December 31, 2005 (as more fully described herein), will accrue interest on the outstanding principal balance at the rate of 5% per annum, payable quarterly in arrears, in cash, and are subject to the terms and conditions of the Purchase Agreement. The Notes are senior to any of the Co-Borrowers’ current or future indebtedness, except for certain indebtedness as specified in the Purchase Agreement, and are secured in accordance with certain security documents executed by the parties at the time of the issuance of the Notes. In addition, upon the occurrence and during the continuance of a default or event of default (each as defined in the Purchase Agreement), the outstanding principal amount on each Note will bear interest at a maximum rate of 15% per annum.

The Purchase Agreement provides for mandatory prepayment by the Co-Borrowers of the Notes upon the occurrence of any of the following events:

•	the sale or other disposition by Genaissance of its Morrisville, North Carolina or New Haven, Connecticut operating facilities;

•	the sale or other disposition by Genaissance of Lark; or

•
upon Genaissance or any of its subsidiaries entering into one or more exclusive license arrangements, other than field-limited exclusive license arrangements, with respect to Genaissance’s or its subsidiaries’ intellectual property, which provides for aggregate royalty or other payments of $8.0 million or more.

In addition, in the event that the Co-Borrowers’ aggregate cash balances exceed $10.0 million at the end of any calendar month, the Co-Borrowers will repay to Xmark a sum equal to the lesser of (x) $2.25 million and (y) the aggregate amount of principal and interest then due under the Notes. The Co-Borrowers may prepay the Notes, at their option, at any time upon 30 days prior written notice to Xmark.

As described in Item 1.01 above, in connection with the Merger, the Company and Xmark executed the Letter Agreement waiving any default that may be triggered as a result of the consummation of the Merger. In consideration for such waiver by Xmark, the Company agreed to amend and restate the Notes to make them due and payable on December 31, 2005, instead of the original maturity date of April 21, 2007. In addition, the Company agreed to exchange Xmark’s Warrants pursuant to the Exchange Ratio, but adjusted the exercise price of such Warrants to $28.00 per share.

The foregoing summary of the terms of each of the Purchase Agreement, the Notes, the Letter Agreement and the form of warrant is not complete and is subject to, and qualified in its entirety by, the Purchase Agreement, the form of Note, the Letter Agreement and the form of warrant that will be filed with the Company’s next periodic report on Form 10-Q filed with the SEC.

Item 3.02.    Unregistered Sales of Equity Securities.

On October 6, 2005, in connection with the Merger, the Company issued 484,070 shares of its series A preferred stock to the holder of all of the Genaissance preferred stock. Pursuant to the amended and restated terms of the Company’s series A preferred stock (attached as Exhibit C to the Merger Agreement, as amended, attached hereto as Exhibits 2.1and 2.2), the series A preferred stock is convertible into common stock of the Company (a) at the election of the holder at any time and (b) at the election of the Company at such time as the market price of the Company’s common stock exceeds $27.80 per share (as adjusted for any stock split, stock dividend, recapitalization or otherwise on the Common) for 10 consecutive trading days.

The Company believes that the foregoing transaction was exempt from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), based on the fact that there was no general solicitation, there was only one investor, who was an “accredited investor” (within the meaning of Regulation D under the Securities Act) and was sophisticated about business and financial matters, and who had access to information about the Company, and all shares issued were subject to restriction on transfer.

The foregoing description of the Company’s series A preferred stock terms is not complete and is qualified in its entirety by reference to such terms, which are filed as Exhibit C to the Merger Agreement, as amended, filed as Exhibits 2.1 and 2.2 hereto and is incorporated herein by reference. The series A preferred stock terms have been included to provide information regarding their provisions. They are not intended to provide any other factual information about the Company. Such information can be found elsewhere in this Form 8-K and in the other public filings the Company makes with the SEC, which are available without charge at www.sec.gov.

On October 6, 2005, the Company issued to Xmark warrants to purchase 130,000 shares of the Company’s common stock at an exercise price of $28.00 per share. Such warrants are exercisable at any time by Xmark. The Company did not receive any cash for the issuance of the warrants. Such warrants were issued in consideration for certain agreements of Xmark, as more fully described in Item 2.03 above.

The Company believes that the foregoing transaction was exempt from the registration requirements under Section 4(2) of the Securities Act, based on the fact that there was no general solicitation, there was only one investor, who was an “accredited investor” (within the meaning of Regulation D under the Securities Act) and was sophisticated about business and financial matters, and who had access to information about the Company, and all securities issued were subject to restriction on transfer.

Item 3.03.    Material Modifications to Rights of Security Holders.

As more fully described in Item 5.03 below, on October 4, 2005, in connection with and in preparation for the consummation of the Merger, the Company amended its certificate of incorporation by filing a certificate of designations, designating a new class of preferred stock known as the series A preferred stock, the rights preferences and privileges of which are more fully described in Exhibit C to the Merger Agreement filed as Exhibits 2.1 and 2.2 hereto.

Upon a Significant Event (as defined in the amended and restated terms of the series A preferred stock), the holder of the series A preferred stock is entitled to receive for each share held by it, prior and in preference to any distribution or payment made upon or with respect to any other security of the Company, including the common stock, an amount equal to either (a) $22.80 plus all accrued but unpaid dividends, or (b) the amount per share that would have been received had the holder of the series A preferred stock elected to convert such shares into shares of common stock immediately prior to such Significant Event, at the election of 66-2/3% of the shares of the series A preferred stock.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Merger and pursuant to the terms of the Merger Agreement, on October 7, 2005, the Company’s board of directors, acting by unanimous written consent, elected Kevin Rakin and Joseph “Skip” Klein as directors of the Company. Messrs. Rakin and Klein served as directors of Genaissance prior to the Merger. Neither have been appointed to any committees of the Company’s board of directors.

Prior to the Merger, Mr. Rakin entered into an employment agreement with Genaissance, effective as of January 1, 2004. Pursuant to such employment agreement, in the event of his termination from Genaissance, Mr. Rakin would be entitled to severance payments that would exceed $60,000.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 24, 2005, the Company’s board of directors approved an amendment to the Company’s certificate of incorporation, as amended, by way of a certificate of the designations, preferences, relative rights and limitations of the series A preferred stock. The Company subsequently filed the certificate of designations with the Secretary of State of the State of Delaware on October 4, 2005, which is the effective date of the amendment. The certificate of designations establishes and designates the terms of 484,070 shares of series A preferred stock that were issued to the preferred stockholder of Genaissance in the Merger. As a result of the filing of the certificate of designations, the Company currently has 1,015,930 shares of undesignated preferred stock, the rights, preferences and privileges of which may again be designated by the Company’s board of directors. A copy of the certificate of designations is included as Exhibit 3.2 and incorporated by reference herein.

On October 6, 2005, at the Special Meeting, the stockholders of the Company approved an amendment to the Company’s certificate of incorporation which increased the number of authorized shares of common stock from 12,000,000 to 14,000,000 shares. The amendment was filed with the Secretary of State of the State of Delaware on October 6, 2005, which was also the effective date of the amendment. A copy of the certificate of amendment is included as Exhibit 3.1 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Any information required by Item 9.01(a) will be filed by an amendment to this current report, as may be required by applicable SEC rules and regulations.

(b) Pro Forma Financial Information.

Any information required by Item 9.01(b) will be filed by an amendment to this current report, as may be required by applicable SEC rules and regulations.

(c) Exhibits.

2.1.
Agreement and Plan of Merger, dated June 20, 2005, among the Company, Safari Acquisition Corp. and Genaissance Pharmaceuticals, Inc. Filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 24, 2005 and incorporated herein by reference.

2.2
First Amendment to Agreement and Plan of Merger, dated as of July 28, 2005, among the Company, Safari Acquisition Corp. and Genaissance Pharmaceuticals, Inc. Filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K on August 2, 2005 and incorporated herein by reference.

3.1	Certificate of Amendment to Certificate of Incorporation of the Company, dated October 6, 2005.

3.2	Certificate of the Designations, Preferences, Relative Rights and Limitations of the Series A Preferred Stock of the Company, dated October 4, 2005.

99.1	Clinical Data, Inc. 2005 Equity Incentive Plan.

99.2	Press Release of the Company, dated October 6, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clinical Data, Inc.

By:	/s/ Caesar J. Belbel
Caesar J. Belbel
Senior Vice President, Secretary and General Counsel

DATE: October 11, 2005

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated June 20, 2005, among the Company, Safari Acquisition Corp. and Genaissance Pharmaceuticals, Inc. Filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 24, 2005 and incorporated herein by reference.

2.2
First Amendment to Agreement and Plan of Merger, dated as of July 28, 2005, among the Company, Safari Acquisition Corp. and Genaissance Pharmaceuticals, Inc. Filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K on August 2, 2005 and incorporated herein by reference.

3.1	Certificate of Amendment to Certificate of Incorporation of the Company, dated October 6, 2005.

3.2	Certificate of the Designations, Preferences, Relative Rights and Limitations of the Series A Preferred Stock of the Company, dated October 4, 2005.

99.1	Clinical Data, Inc. 2005 Equity Incentive Plan.

99.2	Press Release of the Company, dated October 6, 2005.